Exhibit 3.2

Second Amended and restated

BYLAWS

OF

DECISIONPOINT SYSTEMS, INC.

(THE “cORPORATION”)

ARTICLE I

STOCKHOLDERS

1.1 Meetings.

1.1.1 Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

1.1.2 Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

1.1.3 Special Meetings. Special meetings of the stockholders may be called at any time by the chairman, the board of directors, or the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting.

1.1.4 Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

1.1.5 Voting Rights. Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Corporation which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

ARTICLE II

DIRECTORS

2.1 Number and Term. The board of directors shall have authority to (i) determine the number of directors to constitute the board and (ii) fix the terms of office of the directors.

2.2 Powers; Qualifications. All corporate powers of the Corporation shall be exercised, and the business and affairs of the Corporation shall be managed, by or under the direction of the board of directors, except such powers expressly conferred upon or reserved to the stockholders, and subject to any limitations set forth by law, by the certificate of incorporation or by these bylaws. Directors must be natural persons 18 years of age or older.

2.3 Meetings.

2.3.1 Place. Meetings of the board of directors shall be held at such place as may be designated by the board or in the notice of the meeting.

2.3.2 Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

2.3.3 Special Meetings. Special meetings of the board may be called by direction of the chairman or any two members of the board on three days’ notice to each director, either personally or by mail, telegram, e-mail or facsimile transmission.

2.3.4 Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

2.3.5 Voting. Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

2.3.6 Committees. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board directing the committee.

ARTICLE III

OFFICERS

3.1 Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect such officers as it deems advisable.

3.2 Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the chief executive officer of the Corporation shall have general supervision over the business and operations of the Corporation, may perform any act and execute any instrument for the conduct of such business and operations, (ii) the chairman shall preside at all meetings of the board and stockholders, (iii) the other officers shall have the duties customarily related to their respective offices, and (iv) any vice president, or vice presidents in the order determined by the board, shall in the absence of the chief executive officer have the authority and perform the duties of the chief executive officer.

ARTICLE IV

INDEMNIFICATION

4.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 4.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The Corporation is permitted to enter into indemnification agreements with its directors or officers.

4.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 4.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 4.2 or otherwise.

4.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 4.1 and Section 4.2, respectively, shall be contract rights. If a claim under Section 4.1 or Section 4.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 4.3 or otherwise shall be on the Corporation.

4.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under the certificate of incorporation, these bylaws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

4.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

4.6 Amendment of Rights. Any amendment, alteration or repeal of this Article IV that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

4.7 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 4.7 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

4.8 Fund Indemnitors. The foregoing right to the indemnity and advancement of expenses shall be in addition to any rights that the indemnitee may have at common law, pursuant to contract or otherwise (both as to action in his, her or its official capacity and as to action in another capacity while holding such position or related to the Corporation). It is hereby acknowledged that certain indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by Graham Partners, Inc. and/or its affiliates (excluding the Corporation and its subsidiaries, collectively, the “Fund Indemnitors”) and each of the directors and the Corporation hereby agrees that (i) the Corporation is the indemnitor of first resort (it being understood, for the avoidance of doubt, that the obligations of the Corporation hereunder to the indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification (including, without limitation, through director and officer insurance policies) for the same expenses or liabilities incurred by the indemnitee are secondary); (ii) the Corporation shall be required to advance the full amount of expenses incurred by such indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of these bylaws (or any other agreement between the Corporation and such indemnitee), without regard to any rights such indemnitee may have against the Fund Indemnitors; and (iii) the Corporation irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of any indemnitee with respect to any claim for which such indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against such party. The Corporation and the directors agree that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 4.8.

ARTICLE V

SHARE CERTIFICATES AND TRANSFER

5.1 Share Certificates. The shares of the Corporation shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the uncertificated shares a written notice containing the information required to be set forth or stated on share certificates as required by law or the certificate of incorporation. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

5.2 Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such stockholder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary or transfer agent of the Corporation.

ARTICLE VI

MISCELLANEOUS

6.1 Amendments. These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.

6.2 Invalid Provisions. If any one or more of the provisions of these bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these bylaws and all other applications of any provision shall not be affected thereby.

Effective: July 5, 2024

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